                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Penn Treaty American Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/x/ Fee paid previously.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        PENN TREATY AMERICAN CORPORATION
                               3440 LEHIGH STREET
                         ALLENTOWN, PENNSYLVANIA 18103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD FRIDAY
                                  MAY 23, 1997

            TO THE SHAREHOLDERS OF PENN TREATY AMERICAN CORPORATION

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PENN TREATY AMERICAN CORPORATION (the "Company") will be held at Comfort Suites of Allentown, 3712 Hamilton Boulevard, Allentown, Pennsylvania on Friday, May 23, 1997, at 9:00 a.m. (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect three persons to the Company's Board of Directors as Class
        I Directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and have been qualified;

     2. To approve an increase in the number of shares from 600,000 to 1,200,000 which may be issued under the Company's Employee Incentive Stock Option Plan ("the Plan");

     3. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company and its subsidiaries for the year ending December 31, 1997; and

     4. To transact whatever other business may properly come before the Meeting, or any adjournments or postponements thereof.

    Only those Shareholders of Common Stock of record at the close of business on April 7, 1997 shall be entitled to notice of, and to vote at, the Meeting.

    EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                             /s/ Domenic P. Stangherlin
                                            ------------------------------------
                                             Domenic P. Stangherlin, Secretary

Allentown, Pennsylvania
April 25, 1997

                       PENN TREATY AMERICAN CORPORATION
                              3440 Lehigh Street
                        Allentown, Pennsylvania 18103

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 1997

                             INTRODUCTORY STATEMENT

    This Proxy Statement ("Proxy Statement") is being furnished to the shareholders of Penn Treaty American Corporation, a Pennsylvania corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 23, 1997, at Comfort Suites of Allentown, 3712 Hamilton Boulevard, Allentown, Pennsylvania at 9:00 a.m., or at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying Proxy Card are first being mailed to the shareholders on or about April 25, 1997. A copy of the 1997 Annual Report, which includes financial statements for the fiscal year ended December 31, 1996, is enclosed herewith. Costs of solicitation will be borne by the Company.

                            MATTERS TO BE CONSIDERED

The matters to be considered and voted upon at the Meeting will be:

     1. To elect three persons to the Company's Board of Directors as Class
        I Directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and have been qualified;

     2. To approve an increase in the number of shares from 600,000 to 1,200,000 which may be issued under the Company's Employee Incentive Stock
        Option Plan ("the Plan);

     3. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company and its subsidiaries for the year ending December 31, 1997; and

     4. To transact whatever other business may properly come before the Meeting, or any adjournments or postponements thereof.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    The close of business on April 7, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of such date, there were outstanding 7,519,199 shares of common stock, par value $.10 per share ("Common Stock"), held by 447 shareholders of record.

    Each share of Common Stock is entitled to one vote on all matters properly submitted at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the matters set forth in the accompanying Notice of Meeting will constitute a quorum for the transaction of business at the Meeting. The three nominees for Director who receive the largest number of votes cast at the Meeting, either in person or by Proxy (there being no cumulative voting), will be elected to serve on the Board of Directors of the Company. The approval of an increase in the number of shares which may be issued under the Company's Employee Incentive Stock Option Plan will require the affirmative vote, either in person or by Proxy, of the holders of shares representing at least a majority of the votes cast at the Meeting. The ratification and approval of the selection of Coopers and Lybrand L.L.P. as the independent public accountants for the Company and its subsidiaries, Penn Treaty Life Insurance Company ("PTLIC"), Senior Financial Consultants Company (the "Agency"), formerly named Cher-Britt Service Company, Network America Life Insurance Company ("Network America") and American Network Insurance Company, ("ANIC") formerly Health Insurance of Vermont, Inc., ("HIVT") will require the affirmative vote, either in person or by Proxy, of the holders of shares representing at least a majority of the votes cast at the Meeting.

    Shares represented by valid Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Shareholders who execute Proxies may revoke them at any time before such Proxies are voted by (i) delivering written notice to the Secretary of the Company at the Company's principal executive offices or (ii) delivering to the Secretary of the Company duly executed Proxies bearing a later date than the Proxy being revoked. Shareholders who execute Proxies but nevertheless attend the Meeting may revoke such Proxies at any time before such Proxies are voted by giving written notice to the Secretary.

                       PROPOSAL I--ELECTION OF DIRECTORS

    The Board of Directors currently has nine members and is divided into three classes, each comprised of three Directors who serve for terms of three years and until their successors have been elected and qualified.

    The Proxy Agents named in the enclosed Proxy Card intend to vote, unless instructed otherwise, for election of the nominees named below. If for any reason any of the nominees becomes unable or is unwilling to serve at the time of the Meeting, the Proxy Agents will, unless instructed otherwise, vote for a substitute nominee or nominees in their discretion. It is not anticipated that any nominee will be unavailable for election.

    The following information with respect to current and past five years' business experience, directorships and memberships on committees of the Board of Directors has been furnished to the Company by each person nominated as a Director and each person whose term of office as a Director will continue after the Meeting.

    Class I Nominees for election at the Meeting to serve until the 2000 Annual Meeting are listed below. All of the nominees are currently serving as directors.

    Irving Levit is the founder, Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Levit has also been Chairman of the Board of Directors, President and Chief Executive Officer of PTLIC since it was purchased by the Company in 1976, of the Agency since February 1988, of Network America since July 1989 and ANIC since it was purchased in 1996. In addition, Mr. Levit has been the sole owner of the Irv Levit Insurance Management Corporation ("IMC"), an insurance agency, since 1961. Mr. Levit is 67 and has over 40 years experience in the insurance business.

    A. J. Carden has served as Executive Vice President and Director of the Company and PTLIC since July 1983, of the Agency since February 1988, of Network America since July 1989 and ANIC since it was purchased in 1996. His duties include overseeing the Company's underwriting and claims departments and monitoring the Company's compliance with various state insurance department requirements. From 1970 to July 1983, Mr. Carden served as Assistant to the President and Vice President of Claims for Columbia Life Insurance Company and Columbia Accident and Health Insurance Company located in Bloomsburg, Pennsylvania. Mr. Carden is 63 and has 40 years experience in the insurance business.

    Domenic P. Stangherlin has served as Secretary and Director of the Company and PTLIC since June 1971, of the Agency since February 1988, of Network America since July 1989 and ANIC since it was purchased in 1996. Mr. Stangherlin is the owner and manager of the Line Tool Company, a manufacturer of micro-positioners located in Allentown, Pennsylvania. He is 70.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR A FIXED TERM OF THREE YEARS.

Class III Directors whose present terms continue until the 1999 Annual
Meeting:

    Michael F. Grill has served as Treasurer and Comptroller of the Company and PTLIC since 1981, of the Agency since February 1988, of Network America since July 1989 and ANIC since it was purchased in 1996. Mr. Grill became a Director of the Company in December 1986, of the Agency in February 1988, of Network America in July 1989 and of ANIC in 1996. Prior to joining the Company, Mr Grill served as Chief Accountant for World Life and Health Insurance Company located in King of Prussia, Pennsylvania from 1973 to 1981. Mr. Grill is 47 and has 25 years experience in the insurance business.

    C. Mitchell Goldman, Esquire, has served as a Director of the Company since May 1987. Mr. Goldman is a partner in the law firm of Goldman, Marshall & Muszynski, P.C., which engages in the practice of health care law. Mr. Goldman was also a partner and Senior Vice President of GLS Associates, a health care consulting firm providing marketing and other planning services for hospitals, nursing homes and other health care facilities from 1975 until October 1995. Mr. Goldman currently serves as Corporate Secretary of the Corporate Alliance for Drug Education. Mr. Goldman is a member of the National Health Lawyer Association and the American Hospital Association Society for Planning and Healthcare Marketing. In addition to his law degree, Mr. Goldman has an M.B.A. in Health Care Administration from the Wharton School of the University of Pennsylvania. He is 46.

    John W. Mahoney became a director of the Company in 1996 and a Vice President of ANIC when ANIC was purchased by the Company in September 1996. From December 1988 to September 1996, Mr. Mahoney served as the President of HIVT. Prior to becoming the President, Mr. Mahoney served as an Executive Vice President for three years and as Vice President for 18 years. Mr. Mahoney is a member of the National Association of Life Underwriters, the National Association of Health Underwriters and is a Director of the Vermont Life and Health Guaranty Association. Mr. Mahoney holds a B.A. degree from St. Michael's College in Colchester, Vermont. He is 54 years old and has 30 years of insurance experience.

Class II Directors whose present terms continue until the 1998 Annual
Meeting:

    Jack D. Baum has served as Vice President of Marketing of the Company and PTLIC since April 1985 and became a Director of each in March 1987. He became Vice President of Sales and Director of the Agency in February 1988, of Network America in July 1989 and ANIC when it was purchased in 1996. His duties include supervising and motivating the Company's sales force and he is responsible for advertising and promotional activities. Prior to joining the

Company, Mr. Baum served as Vice President of Marketing for National Security General Insurance Company in Lancaster, Pennsylvania from September 1983 to April 1985 and as a Director of Group Sales and Marketing for Educators Mutual Life Insurance in Lancaster, Pennsylvania, from March 1976 to September 1983. Mr. Baum is 63 and has over 20 years experience in the insurance business.

    Emile G. Ilchuk has served as a Director of the Company and PTLIC since January 1972, of the Agency since February 1988, of Network America since July 1989 and of ANIC since it was purchased in 1996. Mr. Ilchuk has worked as a Safety Inspector for the Pennsylvania Department of Labor and Industry since 1975. He is 59.

    Glen A. Levit has served as a Director of the Company since May 1995, as a director of PTLIC and Network America since April 1995 and as a director of ANIC since it was purchased in 1996. Mr. Levit has served as Vice President of Sales of PTLIC and Network America since June, 1993 and as Vice President of ANIC since it was purchased in 1996. His duties include hiring, training and supervising agents and marketers and he is responsible for planning and conducting seminars across the country. From October 1991 until June, 1993 Mr. Levit served as the Regional Sales Director and as a regional marketer for PTLIC and Network America. Prior to that time, Mr. Levit worked in several other departments of PTLIC and Network America including underwriting, and has also served as a director of IMC, an insurance agency, since 1988. He is 29 and has 10 years of experience in the insurance business. Mr. Levit is the son of Irving Levit.

    To assist in the discharge of its responsibilities, the Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee communicates with and receives information directly from the Company's independent accountants. The Audit Committee comprises Messrs. Ilchuk and Goldman. The Audit Committee met one time during the last fiscal year. The Compensation Committee comprises Messrs. Goldman and Stangherlin. This committee reviews and evaluates the performance and leadership of the Company's executive officers and recommends compensation levels to the Board of Directors. The Compensation Committee met one time during the last fiscal year. The Executive Committee meets periodically to discuss and act upon certain significant matters affecting the Company. The Executive Committee comprises Messrs. Levit, Carden and Stangherlin. The Executive Committee met two times during the last fiscal year. The Board of Directors does not have a nominating committee. The total combined attendance for all Committee meetings was 100%.

         GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

    During 1996, the Board of Directors met 6 times. Each Director attended at least 75% of the meetings of the Board.

    Each Director receives a fee of $200 for each regular board meeting attended. In addition, Mr. Goldman, currently a Director of the Company, received a consulting fee of $7,000 during 1996.

    Information with respect to the share ownership of the Directors and the nominees is set forth below. See "Principal Shareholders."

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    IMC, an insurance agency which is owned by Irving Levit, Chairman of the Board, President and Chief Executive Officer of the Company, PTLIC, Network America, ANIC and the Agency, produced approximately $65,000, $62,000 and $55,000 of new and renewal premiums for PTLIC for the years ended December 31, 1994, 1995 and 1996, respectively, for which it received commissions of approximately $15,000, 14,000 and $12,000, respectively. While IMC has only been minimally involved in the sale of insurance products since 1979 and IMC'S operations since that time have not been significant, IMC continues to receive overriding commissions from the Company of 5%, on business written for PTLIC by any IMC general agents who were appointed prior to 1979 and any of their sub-agents hired prior and subsequent to January 1979 and one agent appointed in 1981. For the years ended December 31, 1994, 1995 and 1996 these overriding commissions totalled approximately $520,000, $517,000 and $539,000, respectively. The premium revenues on which such overrides are paid, are based on commissions which are higher than those currently paid to independent agents.

    The terms on which commissions have been paid to IMC are consistent with (i) the terms on which commissions have been paid by the Company to comparable unaffiliated agencies in the past and currently to one unaffiliated agency performing similar services and (ii) the terms on which commissions are paid in the industry in general, and were no less favorable than would have been obtained from unrelated third parties. To the extent that the Company engages in future transactions with any of its affiliates, all such transactions will likewise be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the Company's disinterested directors.

    C. Mitchell Goldman, a Director of the Company, performed certain legal services for the Company during 1996 for which he was paid legal fees of approximately $29,000.00.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Messrs. Goldman and Stangherlin, who are non-employee directors. Mr. Stangherlin also serves as the Secretary of the Company, PTLIC, the Agency, Network America and ANIC. Mr. Goldman performed certain legal services for the Company during 1996. See Certain Relationships and Related Transactions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's Executive Compensation Program is administered by the Compensation Committee (the "Committee"), a Committee of the Board of Directors consisting of independent non-employee directors. The primary functions of the Committee are to review and evaluate the performance and leadership of the Chief Executive Officer and all other executive officers and to recommend compensation amounts to the Board of Directors. In 1996, the Board of Directors accepted and adopted all of the Committee's recommendations concerning executive compensation amounts.

OBJECTIVES AND POLICIES

    The Committee seeks to:

    - provide compensation which is closely linked to Company and individual performance;

    - align the interests of the Company's executives with those of its shareholders through award opportunities that can result in ownership of common stock;

    - ensure that compensation is sufficiently competitive to attract and retain high quality executive talent.

    Consistent with these objectives, the Committee employs a system of quantitative measures and qualitative assessments in evaluating and measuring executive officer performance. Quantitative measures include earnings performance, return on assets and growth of revenues. Qualitative assessments include the quality and measured progress of the operations of the Company and the success of strategic actions taken.

    In addition to Company-wide measures of performance, the Committee considers performance factors particular to each executive officer, such as the performance of the departments for which said officer had management responsibility, individual managerial accomplishments and contribution to the achievement of corporate goals.

CEO COMPENSATION

    In accordance with the Committee's general practice and the Company's compensation policies, Mr. Levit's compensation for the 1996 fiscal year was based principally upon the Company's performance and Mr. Levit's ongoing contribution to that performance. The increases in Mr. Levit's salary and the amount of the bonus were determined in the Committee's sole discretion after its consideration of competitive data, the Board's assessment of Mr. Levit's performance and recognition of the Company's performance during 1996.

                                                    C. Mitchell Goldman
                                                    Domenic Stangherlin


                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1995 and 1996 of those persons who during 1996 (i) served as the Company's chief executive officer or (ii) were executive officers (other than the chief executive officer) whose total annual salary and bonus exceeded $100,000:

                                                                    ANNUAL COMPENSATION                   LONG-TERM
                                                        -------------------------------------------     COMPENSATION
                 NAME AND                                SALARY      BONUS        OTHER ANNUAL             OPTIONS
            PRINCIPAL POSITION                 YEAR        ($)        ($)      COMPENSATION($)(1)            (#)
-------------------------------------------  ---------  ---------  ---------  ---------------------  -------------------
Irving Levit(3)                                1994      217,723     25,000             800                       0
 Chairman of the                               1995      232,909     35,000           1,400                  48,000
 Board President                               1996      259,927     40,000           1,000                  48,000
 & Chief Executive
 Officer

A. J. Carden                                   1994      112,070     13,000             800                       0
 Executive                                     1995      117,754     15,000           1,400                  18,000
 Vice-President                                1996      123,062     17,000           1,000                  18,000


                                               ALL OTHER
                 NAME AND                    COMPENSATION
            PRINCIPAL POSITION                  ($)(2)
-------------------------------------------  -------------
Irving Levit(3)                                 4,500(3)
 Chairman of the                                4,500(3)
 Board, President                               8,998(3)
 & Chief Executive
 Officer

A. J. Carden                                    3,752
 Executive                                      3,983
 Vice-President                                 4,202


------------------------

(1) Represents Directors' fees of $200 for each regular board meeting attended.

(2) Represents Company contributions to the Company's Pension Plan on behalf of each of the named individuals.

(3) Excludes cash overriding commissions and direct commissions totalling approximately $535,000, $531,000 and $551,000 paid to IMC by the Company in 1994, 1995 and 1996, respectively, in connection with policies written for the Company. See "Certain Relationships and Related Transactions" above.

Pension Plan and 401(K) Plan

    Until August 1, 1996, the Company maintained a defined contribution pension plan covering substantially all employees. The company contributed 3% of each eligible employee's annual covered payroll to the plan. All contributions were subject to limitations imposed by the Internal Revenue Code on retirement plans and Section 401(k) plans. Upon the termination of the plan on August 1, 1996, each participant became fully vested. A prorata portion of the 1996 scheduled contribution was put into the plan upon termination.

    On August 1, 1996, the Company adopted a 401(k) retirement plan, covering substantially all employees with one year of service. Under the plan, participating employees may contribute up to 15% of their annual salary on a pre-tax basis. The Company, under the plan, equally matches employee contributions up to the first three percent of the employee's salary. The Company and employee portion of the plan is vested immediately. The Company expense in 1996 was $36,000. The Company may elect to make a discretionary contribution to the plan, which will be contributed proportionately to each eligible employee. The Company did not make a discretionary contribution in 1996.

INCENTIVE STOCK OPTION PLAN

    The shareholders of the Company adopted an Incentive Stock Option Plan (the "Plan") in March 1987. The Plan, as amended by shareholder action on May 25, 1990 and May 28, 1993 provides for the granting of options to purchase up to 600,000 shares of Common Stock. Stock options have been granted and are outstanding to date with respect to 589,760 shares. Prices of these options range from $5.00 to $22.55 per share. In 1995, 102,000 stock options were granted under the Plan at an exercise price of $12.38 per share and 48,000 stock options were granted at an exercise price of $13.61 per share. In June 1996, 116,800 stock options were granted under the Plan at an exercise price of $20.50 per share and 48,000 stock options were granted at an exercise price of $22.55 per share. In addition, as of April 2, 1997, stock options granted with respect to 19,618 shares have been canceled and 124,116 shares have been exercised. Options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. A committee of the Board of Directors has the authority to administer the Plan and to grant options to key employees (including officers, whether or not they are Directors) of the Company. The exercise price of all options granted under the Plan may not be less than the fair market value of the shares on the date of grant (110% of fair market value in the case of grant to any person who holds more than 10% of the combined voting power of all classes of outstanding stock.) The maximum allowable term of each option is ten years (five years in the case of holders of more than 10% of the combined voting power of all classes of outstanding stock), and the options become exercisable in four equal annual installments commencing one year from the option grant date.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 1996 to each of the Company's executive officers named in the Summary Compensation Table.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF STOCK
                                                                                                  PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                                OPTION TERM (1)
------------------------------------------------------------------------------------------  ----------------------------------
                                                            % OF TOTAL
                                                              OPTIONS
                                                              GRANTED
                                               OPTIONS     TO EMPLOYEES      EXERCISE OR    EXPIRATION      5%         10%
NAME                                         GRANTED(#)   IN FISCAL YEAR    BASE PRICE($)      DATE         ($)        ($)
-------------------------------------------  -----------  ---------------  ---------------  -----------  ---------  ----------
Irving Levit...............................      48,000           29.3%           22.55       6/18/2006    686,716   1,725,067
A. J. Carden...............................      18,000           11.0%           20.50       6/18/2006    232,062     588,091

------------------------

(1) The dollar amounts set forth under these columns are the result of calculations made at assumed 5% and 10% appreciation rates as required by the Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Company's common stock.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1996 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1996 and the aggregate gains that would have been realized had these options been exercised on December 31, 1996, even though these options were not exercised, and the unexercisable options could not have been exercised on December 31, 1996.

                                                                                               VALUE OF UNEXERCISED
                                                                        NUMBER OF UNEXERCISED  IN-THE-MONEY OPTIONS
                                                                             OPTIONS AT            AT DEC. 31,
                                                             VALUE        DEC. 31, 1996(#)          1996($)(1)
                                       SHARES ACQUIRED     REALIZED         EXERCISABLE/           EXERCISABLE/
NAME                                   ON EXERCISE(#)         ($)           UNEXERCISABLE         UNEXERCISABLE
------------------------------------  -----------------  -------------  ---------------------  --------------------
Irving Levit........................              0                0         85,947/89,142       1,317,518/675,349
A.J. Carden.........................          29,16          498,208         17,484/31,500         253,921/282,938

------------------------

(1) Market value of shares covered by in-the-money options on December 31,1994, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The closing price of the Company's Common Stock at fiscal year end was $26.00.

                            AGENT STOCK OPTION PLAN

    In October 1994, the Board of Directors of the Company authorized a stock option plan for its agents (the "Agent Plan"). The Agent Plan, adopted by the Board of Directors in May 1995, provides for the grant of Common Stock options covering up to 300,000 shares and is designed to reward the Company's agents by providing for the grant of options to purchase Common Stock to agents upon attaining certain sales objectives determined by the Board of Directors. The exercise price of all options granted under the plan may not be less than the fair market value of the shares on the date of grant. The maximum allowable term of each option is ten years, and the options become exercisable in four equal annual installments commencing one year from the option grant date. On August 18, 1995, 16,100 options were granted under the Agent Plan at an exercise price of $12.63 per share. On June 25, 1996, 20,000 options were granted under the Agent Plan at an exercise price of $20.50 per share.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of April 17, 1997, information with respect to the beneficial ownership of the Common Stock of the Company by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's Directors, and (iii) all Directors and Executive Officers as a group:

                                                                                             PERCENT
NAME (1)                                                                SHARES OWNED     OF OWNERSHIP (2)
--------------------------------------------------------------------  -----------------  ----------------
Irving Levit (3)....................................................  1,954,288                   25.70%
Palisade Capital Management L.L.C.(4)...............................    671,770                    8.69%
Dimensional Fund Advisors, Inc.(5)..................................    404,200                    5.38%
Domenic P. Stangherlin..............................................     41,887                       *
Emile G. Ilchuk.....................................................     11,500                       *
A. J. Carden (6)....................................................     17,484                       *
Jack D. Baum (7)....................................................     33,658                       *
Michael F. Grill (8)................................................     27,834                       *
C. Mitchell Goldman, Esquire (9)....................................      1,700                       *
Glen A. Levit (10)..................................................     17,476                       *
John W. Mahoney(11).................................................     12,000                       *
Cameron B. Waite(12)................................................      --                          *
All Directors and Executive
Officers as a group.................................................  2,117,827                   27.55%
(10 persons) (13)

------------------------

*   Less than 1%

(1) Unless otherwise noted, the address of each person named above is in care of the Company.

(2) Based on 7,519,199 shares outstanding, except that shares underlying options exercisable within 60 days are deemed to be outstanding for purposes of calculating the percentage owned by the holder of such options.

(3) Mr. Levit is the President, Chief Executive Officer and Chairman of the Board of the Company. Includes 49,450 shares held by a private foundation of which Mr. Levit is an officer and director, 40,007 shares held by Mr. Levit as trustee of a retirement account, 167,152 shares held by Mr. Levit as co-trustee of an irrevocable trust for Mr. Levit's five children and exercisable options to purchase 85,947 shares of Common Stock. Includes 30,000 shares held by mr. Levit's wife as to which he disclaims beneficial ownership. Excludes 43,665 shares held by four of his adult children and options to purchase 89,142 shares.

(4) According to the Schedule 13G filed with the Commission by Palisade Capital Management, L.L.C. for the year ended December 31, 1996, the address for Palisade Capital Management, L.L.C. is One Bridge Plaza, Suite 695, Fort Lee,

    NJ 07024. Palisade Capital Management L.L.C. reported sole voting power and sole investment power with respect to all shares and includes 210,970 shares which Palisade Capital Management L.L.C. has a right to acquire upon conversion of convertible securities.

(5) According to the Schedule 13G filed with the Commission by Dimensional Fund Advisors, Inc. for the year ended December 31, 1996, the address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. reported sole voting power with respect to 301,300 shares and sole dispositive power with respect to 404,200 shares of Common Stock.

(6) Consists of exercisable options, and excludes options to purchase 31,500 shares of Common Stock.

(7) Includes exercisable options to purchase 33,577 shares of Common Stock and excludes options to purchase 17,500 shares of Common Stock.

(8) Consists of exercisable options, and excludes options to purchase 26,250 shares of Common Stock.

(9) Includes 375 shares held by Mr. Goldman's wife and 450 shares beneficially owned by Mr. Goldman's minor children.

(10) Includes exercisable options to purchase 2,250 shares of Common Stock and excludes options to purchase 18,750 shares of Common Stock.

(11) Consists of shares held jointly by Mr. Mahoney and his wife.

(12) Mr. Waite has served as Chief Financial Officer of the Company since May 1996. From September 1994 to April 1996, Mr. Waite was Chief Financial Officer and Treasurer of Blue Fish Clothing, Inc., a manufacturer, wholesaler and retailer of women's clothing. From April 1983 to September 1994, Mr. Waite held various positions with Independence Bancorp. Inc., which merged with CoreStates Financial Corporation, his last position being Vice President of Asset Liability Management. He holds a B.A. in Economics from Dickinson College and an M.B.A. from Lehigh University.

(13) Includes exercisable options held by members of the group to purchase 167,112 shares and excludes options held by members of the group to purchase 183,142 shares of Common Stock.

PERFORMANCE GRAPH

    The following graph compares the five-year cumulative total return for the Company's common stock with the comparable cumulative return of two indices. The NASDAQ Stock Market Index provides some indication of the performance of the overall stock market, and the NASDAQ Insurance Stock Index reflects the performance of insurance company stock generally.

    PENN TREATY AMERICAN CORPORATION Performance Graph (1)

                                                             1991       1992       1993       1994       1995       1996
                                                           ---------  ---------  ---------  ---------  ---------  ---------
PTAC STOCK...............................................  $  100.00  $   75.00  $   78.91  $   98.44  $  154.68  $  243.74
NASDAQ STOCK MARKET......................................  $  100.00  $  116.38  $  133.60  $  130.59  $  184.67  $  227.16
NASDAQ INS STOCK.........................................  $  100.00  $  135.34  $  144.76  $  136.26  $  193.56  $  220.57

------------------------

(1) Assumes a $100 investment on December 31, 1991 in Penn Treaty American Corporation common stock, and in each of the indices. The total return assumes reinvestment of all dividends.

             PROPOSAL II--APPROVAL OF AN INCREASE IN THE NUMBER OF
              SHARES FROM 600,000 TO 1,200,000 WHICH MAY BE ISSUED
                UNDER THE COMPANY'S INCENTIVE STOCK OPTION PLAN

    The shareholders of the Company adopted the Plan in March 1987. The essential features of the Plan are outlined above under "Executive Compensation--Incentive Stock Option Plan." The Plan is designed to provide those key employees of the Company who are important to its success and growth with a direct proprietary interest in the future success of the Company and to encourage them to maximize their performance and remain with the Company.

    Of the 600,000 shares for which options may be granted under the Plan, options covering 589,760 shares have been issued. For the reasons described below, on April 25, 1997, the Board of Directors approved an amendment to the Plan which increases the number of shares subject to options thereunder by 600,000 shares, to a total of 1,200,000 shares, subject to shareholder approval at the Meeting. If the shareholders do not approve the increase, the maximum number of shares issuable under the Plan pursuant to incentive stock options will remain at 600,000. Approval of this amendment to the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting.

    The Board of Directors has approved this amendment to the Plan because it believes that the Company and its shareholders benefit substantially from having certain officers and key employees of the Company receive options to purchase the Company's Common Stock. The opportunity afforded these employees to acquire Common Stock by exercising these options is, in the judgment of the Board of Directors, an essential element of an effective employee incentive program. The Board of Directors also believes that stock options, particularly incentive options, are very valuable in attracting and retaining high quality personnel and in providing additional motivation to the Company's personnel to use their best efforts on behalf of the Company and its shareholders. Increasing the number of shares reserved for issuance under the Plan at this time demonstrates the Company's continued commitment to furthering these goals.

    THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES FROM 600,000 TO 1,200,000 WHICH MAY BE ISSUED THEREUNDER.

          PROPOSAL III--APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company, upon recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the independent public accountants of the Company and its subsidiaries for the year ending December 31, 1997. Coopers & Lybrand L.L.P. has acted in this capacity since 1986. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting for the purpose of making a statement if he so desires and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1997.

                             SHAREHOLDER PROPOSALS

    For the 1998 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than January 5, 1998.

                                 OTHER MATTERS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that which is presented above. If any other matter or matters are properly brought before the Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying Proxy Card to vote Proxies on such matters in accordance with their judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                             /s/ Domenic P. Stangherlin
                                             -----------------------------------
                                             Domenic P. Stangherlin
                                             Secretary

Allentown, Pennsylvania
April 25, 1997

                                REVOCABLE PROXY

                        PENN TREATY AMERICAN CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Michael F. Grill, Glen A. Levit and Jack D. Baum, each with the power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Penn Treaty American Corporation (the "Company") to be held at 9:00 A.M., prevailing local time on May 23, 1997 (the "Meeting"), including any adjournment(s) or postponement(s) thereof, and to vote all shares of stock of the Company which the undersigned is entitled to vote on all matters that properly come before the Meeting, subject to any directions indicated in the boxes below.

1. ELECTION OF DIRECTORS:       For          Withhold          For All
   Except
   Irving Levit                 [ ]             [ ]              [ ]
   A.J. Carden
   Domenic P. Stangherlin


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED.

2. PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES from 600,000 to 1,200,000 which may be issued under the Company's Employee Incentive Stock Option Plan.

       For          Against          Abstain
       [ ]            [ ]              [ ]

3. PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent public accountants for the Company and its subsidiaries for the year ending December 31, 1997.

       For          Against          Abstain
       [ ]            [ ]              [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

                                     (over)

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED THE BOXES PROVIDED, THE PROXY AGENTS INTEND TO VOTE (I) FOR THE ELECTION OF THE THREE NOMINEES LISTED ABOVE, (II) FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE INCENTIVE STOCK OPTION PLAN AS LISTED ABOVE (III) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS, AND (IV) IN THE DISCRETION OF THE PROXY AGENTS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

  The Proxy Agents present and acting at the Meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all the powers conferred hereby. Discretionary authority is hereby conferred as to certain matters described in the Proxy Statement. This Proxy, if properly executed and delivered, will revoke all prior Proxies. Receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement dated April 25, 1997 are hereby acknowledged. Please sign your name exactly as it appears on your certificate(s) indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

                                       Please be sure to sign and date
                                       this Proxy in the box below.
                                       Date

                                       Stockholder sign above Co-holder
                                       (if any) sign above

    PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY.